Exhibit 10.1

AGREEMENT CONCERNING FUNDING OF SECURITY FOR APPEAL

Among

Citibank, N.A.

as “Escrow Agent”

and

Cingular Wireless LLC

and

Boston Communications Group, Inc.

(Account Number)

Citibank Escrow Agent Custody Account

This AGREEMENT (“Agreement”), dated August 19, 2005, is made by and among Cingular Wireless LLC, a Delaware limited liability company (“Cingular”), Boston Communications Group, Inc., a Massachusetts corporation, (“BCG”), and Citibank, N.A., as Escrow Agent (“Escrow Agent”).

BACKGROUND

WHEREAS, in March 2000, Freedom Wireless, Inc. filed a civil action against BCG and other wireless carrier customers, including Cingular, seeking damages and injunctive relief in connection with an alleged infringement of two patents; and

WHEREAS, the foregoing patent infringement action is currently pending before the United States District Court for the District of Massachusetts (the “Court”) and is entitled Freedom Wireless, Inc. v. Boston Communications Group, Inc. et al., Civil Action No. 00-CV-12234(EFH) (the “Patent Infringement Action”); and

WHEREAS, in May 2005, the jury empanelled to decide the Patent Infringement Action returned a joint and several verdict for money damages in the amount of $127,825,000 (the “Money Damages Verdict”) against Cingular (including AT&T Wireless PCS and CMT Partners, now part of Cingular) and BCG; and

WHEREAS, BCG contemplates and intends to appeal the Money Damages Verdict if, and when, the Money Damages Verdict, or any portion of the Money Damages Verdict, becomes a judgment against BCG (the “BCG Judgment”); and

WHEREAS, Cingular contemplates and intends to appeal the Money Damages Verdict if, and when, the Money Damages Verdict, or any portion of the Money Damages Verdict, becomes a judgment against Cingular (the “Cingular Judgment”); and

WHEREAS, BCG and Cingular have entered into certain agreements that contain provisions concerning indemnification of Cingular by BCG; and

WHEREAS, in the event that BCG wishes to appeal the BCG Judgment, or Cingular wishes to appeal the Cingular Judgment, BCG or Cingular, as the case may be, may be required to provide adequate security in the form of an appeal bond or otherwise, assuring the payment of such judgment in the event that such judgment becomes a Final Judgment (for purposes of this Agreement, the term “Final Judgment” shall mean a judgment that has not been reversed, vacated or stayed, and from which no further appeal may be taken and for which all appeal periods have expired); and

WHEREAS, depending upon the amount of the BCG Judgment, BCG may be unable on its own to provide adequate security, via an appeal bond or otherwise, assuring payment of such judgment; and

WHEREAS, BCG is able to provide, or is able to cause to be provided, Forty-One Million Dollars ($41,000,000) (the “BCG Security”) toward security in accordance with the provisions of this Agreement; and

WHEREAS, Cingular is, in exchange for certain undertakings by BCG, prepared to arrange for adequate and timely security as ordered by the Court, via the posting of a bond or otherwise, for that portion of any BCG Judgment and Cingular Judgment for which BCG and Cingular are jointly and severally liable at such time that each becomes a Final Judgment, that is in excess of the BCG Security (such form and amount of excess security is referred to as the “Cingular Security”); provided, however, that Cingular shall be under no obligation to provide the Cingular Security for the payment of any portion of the BCG Judgment for which Cingular is not jointly and severally liable with BCG; and

WHEREAS, the arrangement of the Cingular Security may make it possible for BCG to proceed with appeal of the BCG Judgment without any requirement of additional security, other than that contemplated herein and, therefore, may permit BCG to avoid exposure to execution while the appeal is pending; and

WHEREAS, in May 2005, Cingular commenced an action against BCG in the Court of Common Pleas of Middlesex County, Massachusetts (the “Indemnity Action”) seeking to enforce the indemnity rights that Cingular claims against BCG on account of the Patent Infringement Action; and

WHEREAS, the pursuit of the Indemnity Action may cause BCG to incur certain expenses, create significant exposure, and may cause dislocation of BCG’s business; and

WHEREAS, in exchange for Cingular’s commitment to arrange for the Cingular Security, and in exchange for Cingular’s dismissal, without prejudice, of the Indemnity Action, BCG is prepared to deposit the BCG Security into an escrow as provided hereunder; and

WHEREAS, except to the extent specifically referred to below, Cingular and BCG retain all of their respective rights, obligations, claims, defenses, and nothing in this Agreement shall prejudice either in pursuing any or all of those matters.

NOW, THEREFORE, in consideration of the mutual promises herein contained, and intending to be legally bound, the parties agree as follows:

1. Dismissal of the Indemnity Action.

Upon the deposit of the BCG Security into escrow in accordance with Section 3(b) below, Cingular shall cause the Indemnity Action to be dismissed, without prejudice. Cingular agrees that it shall not commence any legal proceeding against BCG seeking the same relief as the Indemnity Action unless and until (i) the Cingular Judgment becomes a Final Judgment and Cingular has paid some or all of such Final Judgment, (ii) BCG elects to terminate this Agreement pursuant to Section 5 below, or (iii) the Appeal Escrow, as defined in Section 3(b) below, is disbursed to BCG in accordance with Section 6(a)(v) below. BCG agrees that any applicable statute of limitations with respect to the commencement of any further legal proceedings seeking the same relief as the Indemnity Action shall be tolled until the initial occurrence of any of the events described in (i), (ii) or (iii) of the immediately preceding sentence.

2. Arrangement of Cingular Security.

If the BCG Judgment is entered by the Court in an amount in excess of the BCG Security and Cingular is jointly and severally liable for the entire amount of the BCG Judgment, Cingular shall, at such time as may be required by the Court, arrange for the Cingular Security as follows:

(i) The amount of the Cingular Security shall be that amount which, when added to the amount of the appeal bond purchased in accordance with Section 6(a)(ii) below, is sufficient to constitute adequate security as determined by the Court such that the plaintiff in the Patent Infringement Action shall be stayed from executing upon the BCG Judgment.

(ii) Cingular shall bear all costs, expenses and fees necessary to provide and maintain the Cingular Security.

(iii) Cingular shall be responsible for timely providing the Cingular Security within any time limits or deadlines set by the Court or by law.

(iv) The Cingular Security shall be in a form permitted or directed by the Court.

3. Establishment and Custody of Appeal Escrow.

(a) Cingular and BCG each hereby appoints Escrow Agent to serve as Escrow Agent hereunder, and Escrow Agent hereby agrees to serve as Escrow Agent hereunder.

(b) In exchange for the undertakings of and value provided by Cingular, as set forth above, BCG undertakes and agrees that it shall, upon the execution of this Agreement, deposit the BCG Security with the Escrow Agent. BCG shall have no obligation to deposit or pay any other or further amounts into Escrow or to the Escrow Agent under this Agreement, whether at the time of execution of this Agreement or thereafter. Upon receipt, the Escrow Agent will acknowledge receipt of the BCG Security in writing to the parties listed in Section 13 of this Agreement. The BCG Security and any interest, gains and other income earned thereon (collectively,

“Income”) is hereinafter referred to as the “Appeal Escrow.” All references to disbursements of the Appeal Escrow in this Agreement shall include any Income earned thereon. Escrow Agent hereby agrees to hold, invest, manage, administer, distribute and dispose of the Appeal Escrow subject to the terms and conditions of this Agreement. The Escrow Agent has no duty or responsibility to solicit deposit of the Appeal Escrow from BCG.

(c) Escrow Agent shall hold the Appeal Escrow in a segregated account or accounts.

4. Investment of Appeal Escrow

(a) For a period of thirty (30) days following the date hereof (unless this Agreement is earlier terminated in accordance with Section 12 hereof), the Escrow Agent shall invest the Appeal Escrow in the Citibank Target Yield Market Deposit Account, an FDIC insured money market deposit account of the Escrow Agent. If this Agreement is not terminated within thirty (30) days following the date hereof, the Appeal Escrow may thereafter be invested and reinvested in accordance with the written instructions of BCG given to the Escrow Agent; provided, however, that such investments shall be limited to: (i) short term obligations of, or guaranteed by, the United States of America or an agency thereof; (ii) commercial paper rated A-1 or P-1 by Standard & Poor’s or Moody’s Investors Service; or (iii) the Citibank Target Yield Market Deposit Account. In the absence of written investment instructions from BCG, the Escrow Agent will continue to invest and reinvest the Appeal Escrow in the Citibank Target Yield Market Deposit Account.

(b) The Escrow Agent may invest the Appeal Escrow in such a manner as permitted by the terms of this Agreement, even if such investments include deposits in Citibank and mutual funds advised, serviced or made available by Citibank or its affiliates and even though Citibank or its affiliates may receive a benefit or profit therefrom.

(c) The Escrow Agent shall not be liable for any losses or decrease in value incurred in the investment of the Appeal Escrow or from the failure of BCG to give investment directions to the Escrow Agent, provided that such investments are made in accordance with Section 4(a) hereof, and shall not be liable for any fees or penalties assessed for early withdrawal of any monies from any instruments if Escrow Agent is required to disburse such monies pursuant hereto prior to the stated maturity date of such instruments. All such fees and penalties shall be deducted from the Appeal Escrow.

(d) The Escrow Agent shall send monthly statements to all parties listed in Section 13 of this Agreement investments of the Appeal Escrow, any additions to the Appeal Escrow from Income, and all transactions occurring during the course of the current month.

(e) The Escrow Agent shall have no obligation to invest or reinvest the property held in escrow if all or a portion of such property is deposited with the Escrow Agent after 11:00 AM Eastern Time on the day of deposit. Instructions to invest or reinvest that are received after 11:00 AM Eastern Time will be treated as if received on the following business day in New York. The Escrow Agent shall have the power to sell or liquidate investments whenever the Escrow Agent shall be required to distribute amounts from the escrow property pursuant to the terms of this Agreement. Requests or instructions received after 11:00 AM Eastern Time by the Escrow Agent to liquidate all or any portion of the escrowed property will be treated as if received on the following business day in New York. The Escrow Agent shall have no responsibility for any investment losses resulting from the investment, reinvestment or liquidation of the Appeal Escrow, as applicable, provided that the Escrow Agent has made such investment, reinvestment or liquidation in accordance with the terms, and subject to the conditions of, this Agreement.

(f) The Escrow Agent is authorized, for any securities at any time held hereunder, to register such securities in the name of its nominee(s) or the nominees of any securities depository, and such nominee(s) may sign the name of any of the parties hereto to whom or to which such securities belong and guarantee such signature in order to transfer securities or certify ownership thereof to tax or other governmental authorities.

THE PARTIES TO THIS AGREEMENT ACKNOWLEDGE THAT NON-DEPOSIT INVESTMENT PRODUCTS ARE NOT OBLIGATIONS OF, OR GUARANTEED BY, CITIBANK/CITIGROUP NOR ANY OF ITS AFFILIATES; ARE NOT FDIC INSURED; AND ARE SUBJECT TO INVESTMENT RISKS, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL AMOUNT INVESTED. ONLY DEPOSITS IN THE UNITED STATES ARE SUBJECT TO FDIC INSURANCE.

5. Termination of Appeal Escrow If BCG Judgment Not Stayed

If the BCG Judgment exceeds the BCG Security and, for any reason (including, without limitation, that Cingular is not jointly and severally liable for the full amount of the BCG Judgment), Cingular does not provide the Cingular Security in an amount which, when added to the amount of the appeal bond purchased in accordance with Section 6(a)(ii) below, is sufficient to constitute adequate security as determined by the Court such that the plaintiff in the Patent Infringement Action shall be stayed from executing upon the BCG Judgment, then BCG may, at its sole election, terminate this Agreement. Upon such termination, BCG shall notify the Escrow Agent and Cingular of such termination in writing and the Escrow Agent, pursuant to written disbursement instructions provided by BCG, shall disburse the entire Appeal Escrow to BCG free and clear of any rights or claims of Cingular under this Agreement, and the Escrow Agent shall have no further obligations hereunder. Nothing contained in this Section 5 shall constitute liquidated damages or otherwise limit the rights and remedies of any party in the event of a breach or violation of the terms of this Agreement, and any rights contained in this Section 5 shall be in addition to any such rights and remedies.

6. Disbursement of Appeal Escrow.

(a) If this Agreement has not been terminated in accordance with Section 5 above, the Escrow Agent shall disburse the Appeal Escrow only as follows:

(i) If the amount of the adequate security determined by the Court to be necessary to secure the BCG Judgment is equal to or less than the BCG Security, Cingular and BCG shall jointly notify the Escrow Agent in writing, and the Escrow Agent shall, for and on behalf of BCG, within any time limits or deadlines set by the Court or applicable law, disburse so much of the Appeal Escrow as is necessary for BCG to purchase an appeal bond constituting adequate security for the BCG Judgment in the amount determined by the Court. The Escrow Agent shall disburse the remaining amount of the Appeal Escrow to BCG free and clear of any rights or claims of Cingular under this Agreement. BCG shall timely maintain such appeal bond until the BCG Judgment is vacated, dismissed or becomes a Final Judgment. If the amount of the adequate security determined by the Court to be necessary to secure the BCG Judgment is equal to or less than the BCG Security, Cingular shall have no obligation to provide or maintain any Cingular Security hereunder.

(ii) If the amount of the adequate security determined by the Court to be necessary to secure the BCG Judgment is greater than the BCG Security, Cingular and BCG shall notify the Escrow Agent in writing, and the Escrow Agent shall, for and on behalf of BCG, disburse the entire Appeal Escrow for the purpose of enabling BCG to purchase an appeal bond, within any time limits or deadlines set by the Court or applicable law, in the amount of the Appeal Escrow, less any costs, fees and expenses of purchasing such appeal bond, as partial security for the BCG Judgment. Cingular shall arrange for the Cingular Security in accordance with Section 2 above.

(iii) If the Money Damages Verdict is vacated or dismissed prior to the entry of any BCG Judgment, Cingular and BCG shall jointly notify the Escrow Agent in writing, and the Escrow Agent shall immediately disburse the entire Appeal Escrow to BCG free and clear of any rights or claims of Cingular under this Agreement.

(iv) If the Patent Infringement Action is settled, dismissed or the BCG Judgment is satisfied, Cingular and BCG shall jointly notify the Escrow Agent in writing, and the Escrow Agent shall immediately disburse the entire Appeal Escrow to BCG, or as otherwise mutually instructed by Cingular and BCG, free and clear of any rights or claims of Cingular under this Agreement.

(v) Notwithstanding any other provisions of this Agreement, including (i)-(iv) of this Section 6, if BCG commences, or has commenced against it, any bankruptcy, receivership or similar insolvency proceeding, BCG may notify the Escrow Agent in writing, and the Escrow Agent shall immediately disburse the entire Appeal Escrow to BCG free and clear of any rights or claims of Cingular under this Agreement.

(vi) Upon receipt of written instructions signed by both Cingular and BCG, the Escrow Agent shall otherwise disburse the Appeal Escrow in accordance with such instructions.

(vii) All disbursement instructions issued to the Escrow Agent pursuant to this Section 6, whether issued jointly by Cingular and BCG, or singly by BCG, shall include specific US Dollar amounts to be disbursed along with the necessary wire transfer instructions necessary to effectuate such transfers. In addition, disbursement instructions from BCG shall be signed by any two of the individuals who are listed on Schedule A attached hereto as those persons who are designated to confirm funds transfer instructions on behalf of BCG.

(b) Upon the disbursement of all monies in the Appeal Escrow pursuant to any provision of this Section 6, the Escrow Agent shall have no further duties hereunder.

7. Taxes on Income.

All Income earned on the Appeal Escrow shall be retained by the Escrow Agent and added to the Appeal Escrow. Any liability for the payment of taxes, together with the completion and filing of all tax returns required by applicable law, in respect of such Income shall be the sole responsibility of BCG, which shall provide to the Escrow Agent an appropriate W-9 form for tax identification number certification or a W-8 form for nonresident alien certification. The Escrow Agent shall be responsible only for income reporting to the Internal Revenue Service with respect to such Income.

8. Resignation of Escrow Agent

The Escrow Agent may, in its sole discretion, resign and terminate its position hereunder at any time following 30 calendar days’ written notice to the parties to this Agreement. Any such resignation shall terminate all ongoing obligations and duties of the Escrow Agent hereunder. On the effective date of such resignation, the Escrow Agent shall deliver the Appeal Escrow, this Agreement together with any and all related instruments or documents, to any successor Escrow Agent agreeable to BCG and Cingular, subject to this Agreement. If a successor Escrow Agent has not been appointed prior to the expiration of 30 calendar days following the date of the notice of such resignation, any of the parties to this Agreement may petition a court of competent jurisdiction for the appointment of a successor Escrow Agent. Cingular and BCG agree that they will not oppose the appointment of a successor Escrow Agent that is a commercial bank headquartered and located in the United States having capital, surplus and profits in excess of $100,000,000. Any such resulting appointment shall be binding upon all of the parties to this Agreement.

9. Escrow Fee

The Escrow Agent shall be entitled to an annual fee of $2,500 for all services and expenses under this Agreement. The first annual fee shall be paid by BCG upon the first deposit into the Appeal Escrow pursuant to Section 3(b) hereof, and all subsequent annual fees shall be due and payable in full on each anniversary of such first deposit until this Agreement is terminated pursuant to Section 12 hereof. The Escrow Agent shall not charge any other fees or expenses of any nature for any services under this Agreement. All annual fees subsequent to the first annual fee shall be paid from the Income earned on the Appeal Escrow and the Escrow Agent is hereby authorized to pay itself such fees from the Appeal Escrow on each applicable anniversary hereof. Once fees have been paid, no recapture or rebate will be made by the Escrow Agent.

10. Confirmation of Escrow Instructions

In the event funds transfer instructions are given (other than in writing at the time of execution of this Agreement), whether in writing, by telecopy or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call back to the person or persons designated in Schedule A annexed hereto, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. To assure accuracy of the instructions it receives, the Escrow Agent may record such call backs. If the Escrow Agent is unable to verify the instructions, or is not satisfied with the verification it receives, it will not execute the instructions until all issues have been resolved. The persons and telephone numbers for call backs may be changed only in writing actually received and acknowledged by the Escrow Agent. The parties agree to notify the Escrow Agent of any errors, delays or other problems within 30 calendar days after receiving notification that a transaction has been executed. If it is determined that the transaction was delayed or erroneously executed as a result of the Escrow Agent’s error, the Escrow Agent’s sole obligation is to pay or refund such amounts as may be required by applicable law. In no event shall the Escrow Agent be responsible for any incidental or consequential damages or expenses in connection with the instruction. Any claim for interest payable will be at the Escrow Agent’s published savings account rate in effect in New York, New York.

11. Rights of Escrow Agent

(a) The Escrow Agent shall neither be responsible for or under, nor chargeable with knowledge of, the terms and conditions of any other agreement, instrument or document executed between/among the parties hereto other than Citibank. This Agreement sets forth all of the obligations of the Escrow Agent, and no additional obligations shall be implied from the terms of this Agreement or any other agreement, instrument or document.

(b) The Escrow Agent may act in reliance upon any instruction, notice, certification, demand, consent, authorization, receipt, power of attorney or other writing delivered to it by any other party without being required to determine the authenticity or validity thereof or the correctness of any fact stated therein, the propriety or validity of the service thereof, or the jurisdiction of the court issuing any judgment or order. The Escrow Agent may act in reliance upon any signature believed by it to be genuine.

(c) Cingular and BCG, jointly and severally, agree to reimburse the Escrow Agent on demand for, and to indemnify and hold the Escrow Agent harmless against and with respect to, any and all loss, liability, damage or expense (including, but without limitation, attorneys’ fees, costs and disbursements) that the Escrow Agent may suffer or incur in connection with this Agreement and its performance hereunder or in connection herewith (collectively, a “Loss”), except to the extent such Loss arises from a breach by the Escrow Agent of the terms of this Agreement or from its willful misconduct or gross negligence as adjudicated by a court of competent jurisdiction. The Escrow Agent shall have the further right at any time and from time to time to charge, and reimburse itself from, the property held in escrow hereunder with respect to any Loss for which it is entitled to reimbursement under this Agreement. Notwithstanding the foregoing provisions of this subsection, (i) BCG shall not be obligated to reimburse the Escrow Agent for any Loss arising out of a claim or suit brought by or on behalf of Cingular, and (ii) Cingular shall not be obligated to reimburse the Escrow Agent for any Loss arising out of a claim or suit brought by or on behalf of BCG. If BCG (including any party asserting rights on behalf of BCG) asserts any claim or brings any suit against the Escrow Agent and the Escrow Agent is the prevailing party, then BCG shall reimburse the Escrow Agent upon demand for any fees, costs or expenses incurred by the Escrow Agent in defending against such claim or suit. If Cingular (including any party asserting rights on behalf of Cingular) asserts any claim or brings any suit against the Escrow Agent and the Escrow Agent is the prevailing party, then Cingular shall reimburse the Escrow Agent upon demand for any fees, costs or expenses incurred by the Escrow Agent in defending against such claim or suit.

(d) The Escrow Agent may consult with legal counsel of its selection in the event of any dispute or question as to the meaning or construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in accordance with the opinions and instructions of such counsel. Cingular and BCG, jointly and severally, agree to reimburse the Escrow Agent on demand for such reasonable legal fees, disbursements and expenses and, in addition, the Escrow Agent shall have the right to reimburse itself for such reasonable fees, disbursements and expenses from the property held in escrow hereunder.

(e) The Escrow Agent shall be under no duty to give the property held in escrow by it hereunder any greater degree of care than it gives to similar property delivered to the Escrow Agent by any other depositor or investor of the Escrow Agent.

(f) In the event of any disagreement between/among any of the parties to this Agreement, or between/among them or either or any of them and any other person, resulting in adverse claims or demands being made in connection with the subject matter hereof, or in the event that the Escrow Agent, in good faith, be in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Agent shall not become liable in any way or to any person for its failure or refusal to act, and the Escrow Agent shall be entitled to continue so to refrain from acting until (i) the rights of all parties shall have been fully and finally adjudicated by a court of competent jurisdiction, or (ii) all differences shall have been adjusted and all doubt resolved by agreement among all of the interested persons, and the Escrow Agent shall have been notified thereof in writing signed by all such persons. The Escrow Agent shall have the option, after 30 calendar days’ notice to the other parties of its intention to do so, to file an action in interpleader requiring the parties to answer and litigate any claims and rights among themselves. The rights of the Escrow Agent under this paragraph are cumulative of all other rights which it may have by law or otherwise.

12. Termination of Escrow Agreement

This Agreement shall terminate on the earlier of (i) the date that BCG elects to terminate this Agreement pursuant to Section 5 hereof, or (ii) the date that all monies in the Appeal Escrow are disbursed in accordance with the provisions of Section 6 hereof; provided, however, that the ongoing rights and obligations of the parties contained in Sections 1, 2(ii) and 11(c) hereof shall survive any such termination.

13. Miscellaneous Provisions

(a) All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party’s address set forth below or to such other address as such receiving party may have designated by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telecopy or facsimile transmission, or (iii) sent by overnight courier, as follows:.

If to BCG:

Alan J. Bouffard, Esq.
Vice President, General Counsel
Boston Communications Group, Inc.
55 Middlesex Turnpike
Bedford, MA 01730

Phone: 781.904.5060
Facsimile; 781.904.5602

With a copy to:

Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C.
One Financial Center
Boston, Massachusetts 02111
Attn: Paul J. Ricotta, Esq.

Phone: 617.348.1752

Facsimile: 617.542.2241

If to Cingular:

Cingular Wireless LLC
5565 Glenridge Connector
Suite 1700
Atlanta, GA 30342
Attn.: Neal S. Berinhout, Esq.

Phone: 404.236.5571
Facsimile: 404.236.5575

With a copy to:

Drinker Biddle & Reath LLP
One Logan Square
18th and Cherry Streets
Philadelphia, PA 19103-6996
Attention: Stephen Baker, Esq.

Phone: 215.988.2769
Facsimile: 215.988.2757

If to the Escrow Agent:

The Citigroup Private Bank
120 Broadway, 2nd floor
New York, NY 10271
Attn: John P. Howard, Vice President

Phone: 212.804.5468
Facsimile: 212.804.5401

All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if made by telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, and (iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service,

(b) The Escrow Agent shall not incur any liability for not performing any act or fulfilling any obligation hereunder by reason of any occurrence beyond its control (including, but not limited to, any provision of any present or future law or regulation or any act of any governmental authority, any act of God or war or terrorism, or the unavailability of the Federal Reserve Bank wire services or any electronic communication facility).

(c) This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

(d) The terms and provisions of this Agreement may be modified or amended only by a written agreement executed by all parties hereto.

(e) The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

(f) The rights and obligations under this Agreement may not be assigned by any party hereto without the prior written consent of the other parties.

(g) All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

(h) In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

(i) No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of actions to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

(j) This Agreement shall be governed by the laws of the State of New York in all respects. The parties hereto irrevocably and unconditionally submit to the jurisdiction of the state or federal courts of the State of New York in connection with any proceedings commenced regarding this Agreement, including, but not limited to, any interpleader proceeding or proceeding for the appointment of a successor escrow agent, and all parties irrevocably submit to the jurisdiction of such court for the determination of all issues in such proceedings, without regard to any principles of conflicts of laws, and irrevocably waive any objection to venue or inconvenient forum.

(k) This Agreement may be executed in one or more counterparts, each of which counterparts shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement. Facsimile signatures on counterparts of this Agreement shall be deemed original signatures with all rights accruing thereto.

(l) The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect the meaning or construction of any of the terms or provisions hereof.

(m) No printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions “Citibank” by name or the rights, powers, or duties of the Escrow Agent under this Agreement shall be issued by any other parties hereto, or on such party’s behalf, without the prior written consent of the Escrow Agent, unless such printed or other material is required to be issued by law.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first written above.

Boston Communications Group, Inc.

By:	/s/ E. Y. Snowden
Name:	E. Y. Snowden
Title	President and Chief Executive Officer

Cingular Wireless LLC

By:	/s/ Neal S. Berinhout
Name:	Neal S. Berinhout
Title:	Associate General Council

Citibank, N.A.,as Escrow Agent

By:	/s/ Sanjay Benegal
Name:	Sanjay Benegal
Title:	Vice President

SCHEDULE A

The following are the telephone number(s) for call-backs and the person(s) designated to confirm funds transfer instructions pursuant to Section 10 of this Agreement.

To the extent that BCG, either alone or in concert with Cingular, is entitled to direct any funds transfers:

Name	and Title

1. Daniel Brosnan, Corporate Controller

2. Karen A. Walker, Chief Financial Officer

3. E.Y. Snowden, President and CEO

To the extent that Cingular, in concert with BCG, is entitled to direct any funds transfers:

Name	and Title

1. Neal S. Berinhout, Associate General Counsel